UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 28, 2008

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Cost Plus, Inc. (the “Company”) adopted the Fiscal 2008 Management Incentive Plan (the “Plan”) and also approved the bonus goals under the Plan for the Company’s executive officers (Senior Vice Presidents and above). Pursuant to the Plan, the Company’s executive officers may receive performance-based compensation (cash bonuses) based on the Company’s achievement of specified financial targets.

The material terms of the Plan are as follows:

•	Each officer is assigned a target bonus, varying by position and ranging from 30% up to 100% of base salary;

•	The bonus payouts are based solely on the achievement of earnings before interest, taxes, depreciation and amortization (EBITDA) targets for our 2008 fiscal year.

•	Awards are recommended by the CEO and approved by the Committee.

Potential payouts range from 10% of the target bonus if the minimum goals are achieved to 125% of the target bonus if the maximum goals are achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Jane L. Baughman
Jane L. Baughman,
Executive Vice President and Chief Financial Officer

Dated: March 5, 2008